Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statements on Form S-8 (File Nos. 333-205523, 333-205524 and 333-205525) of Avenue Financial Holdings, Inc. (Company) of our report dated March 29, 2016, on our audit of the consolidated financial statements of the Company as of December 31, 2015, and for the year ended December 31, 2015, which report is included in this annual report on Form 10-K.

/s/ BKD, LLP

Indianapolis, Indiana

March 29, 2016